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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of IFCO Systems N.V. of our reports dated August 25, 1999 and April 30, 1999 relating to the financial statements of IFCO Systems N.V. and the combined financial statements of IFCO Europe Beteiligungs GmbH and MTS Okologistik GmbH, subsidiaries of Schoeller Packaging Systems GmbH, Pullach, and Schoeller International Logistics Beteiligungsgesellschaft mbH, a subsidiary of Gebruder Schoeller Beteilungsverwaltungs GmbH, Munich (collectively "IFCO"), respectively, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Information" and "Selected Financial Data" in such Registration Statement.


PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Dusseldorf, Germany
January 31, 2000


/s/ Betz                                /s/ Hartmann
------------------------------          ------------------------------
Betz                                    Hartmann
Wirtschaftsprufer                       Wirtschaftsprufer